FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) June 10, 1996

                             SOURCE SCIENTIFIC, INC.
             (Exact name of registrant as specified in its charter)

        California                   1-8311                   95-2943936
  (State or other jurisdiction     (Commission              (IRS Employer
    of incorporation)              File Number)           Identification No.)

                7390 Lincoln Way, Garden Grove, California 92641
               (Address of principal executive offices) (Zip Code)

         Registrant's telephone number, including area code 714-898-9001


         (Former name or former address, if changed since last report.)




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ITEM 4.  Change in Registrant's Certifying Accountant.

         On June 10, 1996, Source Scientific, Inc., a California corporation Corbin & Wertz, Certified Public Accountants, of Irvine, California, as the principal accountant to audit the registrant's financial statements for the fiscal year ending June 30, 1996. The decision to change accountants was recommended by the Board's Audit and Ethics Committee after consideration of proposals by several accountancy firms, including the Company's previous principal accountant, Coopers & Lybrand L.L.P. ("Coopers"), who was terminated on June 10, 1996. The appointment of Corbin & Wertz was approved by the Company's Board of Directors.

         During the Registrant's two most recent years and during the subsequent interim periods preceding the termination of Coopers, there have been no disagreements between the Registrant and Coopers on any matter of accounting principle or practices, financial statement disclosure or auditing scope or procedures, and there have been no reportable events within the meaning of Item 304 (a) (1) (v) of Regulation S-K.

         The reports of Coopers, as previously issued, on the financial state-ments for the Registrant's most recent two fiscal years did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the reports both contained an uncertainty paragraph regarding the ability of the Registrant to continue as a going concern.

         Prior to the engagement of Corbin and Wertz, the Registrant did not consult with Corbin & Wertz regarding (i) the application of accounting procedures to a specified transaction or the type of audit opinion that might be rendered on the Registrant's financial statements, or (ii) any matter that was the subject of a disagreement with or a reportable event regarding the Registrant's former independent public accountants.

         The Registrant has provided Coopers with a copy of the disclosure set forth in this Current Report on Form 8-K prior to the filing hereof. The Registrant has requested that Coopers furnish it with a letter addressed to the Securities and Exchange Commission, which is attached as Exhibit 16, stating that Coopers agree with the statements herein, and if not, stating the respects in which it does not agree.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               SOURCE SCIENTIFIC, INC.


Date:    June 14, 1996                  By:    /S/ CATHERINE CURTIS
                                               Catherine Curtis, Secretary